SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2013

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aleris Corporation announced today that Mr. Kenneth Alan Dick, Executive Vice President and Chief Executive Officer, Global Recycling of Aleris International, Inc., will be leaving effective January 7, 2013 in connection with a restructuring of leadership. In connection with Mr. Dick’s departure, he will be entitled to certain severance payments and benefits pursuant to the terms of the employment agreement, dated as of June 1, 2010, as well as his equity award agreements, dated June 1, 2010 and February 2, 2011, respectively, with respect to stock options and restricted stock units. The employment agreement and the equity awards are described in Aleris International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: January 8, 2013

/s/ Scott A. McKinley
	By:	Scott A. McKinley
	Its:	Senior Vice President and Controller